UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED):  December 23, 2005

                         COMMISSION FILE NO.:  000-32885

                                    XA, INC.
              ---------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               NEVADA                                88-0471263
      ---------------------------           -------------------------------
     (STATE OR OTHER JURISDICTION          (IRS EMPLOYER IDENTIFICATION NO.)
           OF INCORPORATION)

         875 NORTH MICHIGAN AVENUE, SUITE 2626, CHICAGO, ILLINOIS 60611
         --------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (312) 397-9100
                             -----------------------
                            (ISSUER TELEPHONE NUMBER)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM   1.01     ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT

XA  SCENES,  INC.  LEASE
------------------------

     On December 23, 2005, XA Scenes, Inc., XA, Inc.'s (the "Company," "we," "us") wholly owned subsidiary entered into a Lease, (the "Lease") on the ninth floor of 636-642 West 28th Street, New York, New York 10001, also known as the "Terminal Warehouse" (the "Property") with Waterfront NY Realty Corp. ("Landlord"). Throughout this Form 8-K, all references to the Company include the operations of XA Scenes, Inc. The Lease has a term of ten (10) years (the "Term"), and will commence upon thirty (30) days notice after the completion of certain improvements by the Landlord (as described below). We agreed to pay initial annual rent under the Lease equal to $260,000 per year, which rent increases at the rate of 3% per year (with the rate of rent for the 10th year of the Lease being $350,000), payable monthly at the initial rate of $21,666.66 per month. In connection with the lease, we agreed to deposit two months rent ($43,333,333) with the Landlord, which deposit we are required to increase in the future in connection with the 3% annual increases in rent for the Property.

     Pursuant to the Lease, we agreed to provide not less than $10,000,000 combined single limit bodily injury and property damage in insurance coverage for the property covered by the Lease. The Lease also requires that we pay
Landlord an aggregate of $400 per month for the use of two elevators, one a freight elevator and one a passenger elevator on the Property and $130 on a semi annual basis for inspection of the elevators. The Lease also provides for us to pay a portion of the fuel cost, real estate taxes, electricity, gas and water, as well as the cost of compliance with certain local New York laws for the Property.

     We plan to use the Property for office space, event and production space and to host certain events in the future.

ABOUT  XA  SCENES

     We formed XA Scenes, Inc. as a special events venue management firm. Our senior management team believes that there is a significant opportunity for XA Scenes, Inc. to capitalize on the synergies that exist between our wholly owned event marketing agency, The Experiential Agency, Inc., and selected joint venture partners.


SEVERANCE  AGREEMENT  WITH  FRANK  GOLDSTIN
-------------------------------------------

     In December 2005, we entered into a "Severance Agreement and Release in Full" (the "Severance Agreement") with Frank Goldstin, our former Chief Executive Officer and Director. Mr. Goldstin was previously employed as Chairman of our Board of Directors under an Executive Employment Agreement ("Employment Agreement") entered into with Mr. Goldstin on or about February 17, 2005. Mr. Goldstin's Employment Agreement was terminated effective December 19, 2005, due to the fact that he was not elected a Director of the Company at our annual meeting of shareholders on the same day. In connection with the termination of Mr. Goldstin's employment, he was provided a lump sum payment in the amount of $50,000, less applicable tax withholding, a payment of $5,538.43, less applicable tax withholding, in connection with amounts previously owed to Mr. Goldstin in connection with his employment, and Mr. Goldstin was given an IBM Thinkpad laptop which he had used during his employment (collectively the "Severance Pay").

     Pursuant to the Severance Agreement, Mr. Goldstin agreed to release and forever discharge us, our former, present and future officers, directors, employees, agents, administrators, persons and corporations who may be liable for the conduct of any of the aforesaid parties, from any and all debts, demands, promises, actions, claims, liabilities, damages, and causes of action of any nature, known or unknown, both in law and equity, which have accrued or may ever accrue to Mr. Goldstin, his heirs, executors, legal administrator, successors, or assigns by reason of his employment with us. Mr. Goldstin's release included all claims whether arising in tort, contract or statute. Additionally, pursuant to the Severance Agreement, Mr. Goldstin agreed to repay us the Severance Pay if he violates the Severance Agreement in any material respect.

LEGAL  SERVICES  AGREEMENT
--------------------------

     On December 27, 2005, we entered into an Agreement with David M. Loev, an attorney, to be responsible for certain corporate/securities matters including the preparation of and/or review of Schedule 13ds, Form 3's, Form 4's, Schedule 13g's, Schedule 14a's, Schedule 14c's, Form 10-QSB's, Form 10-KSB's and Form 8-K's to be filed by us with the Securities and Exchange Commission and the review of our press releases (the "Legal Services Agreement"). In connection with the Legal Services Agreement, we agreed to pay Mr. Loev $4,250 per month, reimburse him for out of pocket expenses and to issue him 30,000 S-8 shares of our common stock, which we have agreed to register within 30 days of the date of the Legal Services Agreement. The Legal Services Agreement is in effect until December 31, 2006 and services provided outside of the Legal Services Agreement are to be rendered on an hourly basis.

ITEM   9.1    FINANCIAL  STATEMENTS  AND  EXHIBITS

              None.


                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XA, Inc.

January 13, 2006

/s/ Joseph Wagner
-------------------------
Joseph Wagner
Chief Executive Officer